Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated September 22, 2021 on the financial statements of Key Logistics Portfolio for the year ended December 31, 2020 in the Registration Statement (File No. 333-255376) on Form S-11 for the registration of shares of its common stock with an aggregate offering amount of $5,000,000,000 and to the reference to our firm under the heading “Experts.”

/s/ PLANTE & MORAN, PLLC

Denver, Colorado

April 14, 2022